RESULTS OF SHAREHOLDER MEETING
PHOENIX ASSET TRUST
October 31, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Asset Trust (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1.	To elect eleven Trustees to serve on the Board of Trustees until the next  meeting of shareholders at which Trustees are elected
(Proposal 1).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts (Proposal 7).


Number of Eligible Units Voted:

                            For                 Against

1.	Election of Trustees

E. Virgil Conway............153,940,576		1,244,739
Harry Dalzell-Payne.........153,937,112		1,248,203
Daniel T. Geraci............153,940,576		1,244,739
Francis E. Jeffries.........153,940,576		1,244,739
Leroy Keith, Jr.............153,940,576		1,244,739
Marilyn E. LaMarche.........153,940,576		1,244,739
Philip R. McLoughlin........153,940,576		1,244,739
Geraldine M. McNamara.......153,930,662		1,254,654
James M. Oates..............153,940,576		1,244,739
Richard E. Segerson.........153,934,418		1,250,898
Ferdinand L. J. Verdonck....153,940,576		1,244,739


2.To ratify the appointment of PricewaterhouseCoopers LLC as the independent registered public accounting firm.

                For            Against              Abstain
.............153,477,591        258,057             1,449,667


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 RESULTS OF SHAREHOLDER MEETING
PHOENIX RISING DIVIDENDS FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Rising Dividends
Fund (the "Fund"), a series of Phoenix Asset Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve a proposal to remove or amend the following
fundamental investment restrictions of the funds of the Phoenix Asset Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds (Proposal 4).

    4.a. Investment of assets in a single open-end investment company

    4.b. change of status as a diversified series

    4.c. Investment of more than 25% of assets in companies engaged in one industry

    4.d. Limits on borrowing

    4.e. Issuance of senior securities

	4.f. Underwriting activities

	4.g. Purchase and sale of real estate

	4.h. Purchase and Sale of Commodities and Commodities Contracts

	4.i. Limits on Lending

3. To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental (Proposal 6).

NUMBER OF ELIGIBLE UNITS VOTED:

     FOR            AGAINST           ABSTAIN        BROKER NON-VOTES

1.	To permit PIC to hire and replace subadvisers
or to modify subadvisory agreements without shareholder approval

....4,182,196        12,635           14,099             724,436

2.	To remove or amend the following fundamental
investment restrictions of the funds of the Phoenix
Asset Trust to conform to the standard
fundamental investment restrictions of the
Phoenix Funds

a. Investment of assets in a single open-end investment company

....4,182,623         9,831           16,476             724,436

b. Change of status as a diversified series

....4,183,990         8,464           16,476             724,436

c. Investment of more than 25% of assets in companies engaged in one industry

....4,183,975        10,114          14,841              724,436

d. Limits on borrowing

....4,183,122       9,381            16,427              724,436

e. Issuance of senior securities

....4,184,275       9,684            14,971              724,436

f. Underwriting activities

....4,187,242       8,366            13,321              724,436

g. Purchase and sale of real estate

....4,185,778       8,311            14,841               724,436

h. Purchase and sale of commodities and commodities contracts

....4,185,559       8,545            14,826               724,436

i. Limits on lending

....4,182,923       7,930            18,077               724,436

3. Reclassify the investment objective of the of the investment objective funds from fundamental to non-fundamental

 ..3,620,000     572,976            15,954               724,436


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RESULTS OF SHAREHOLDER MEETING
PHOENIX SMALL-MID CAP FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Small-Mid Cap Fund (the "Fund"), a series of Phoenix Asset Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel,
Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve a proposal to remove or amend the following fundamental investment restrictions of the funds of the Phoenix Asset Trust to conform to the standard fundamental investment restrictions of the Phoenix Funds (Proposal 4).

    4.a. Investment of assets in a single open-end investment company

    4.b. change of status as a diversified series

    4.c. Investment of more than 25% of assets in companies engaged in one industry

    4.d. Limits on borrowing

    4.e. Issuance of senior securities

	4.f. Underwriting activities

	4.g. Purchase and sale of real estate

	4.h. Purchase and Sale of Commodities and Commodities Contracts

	4.i. Limits on Lending

3. To approve a proposal to reclassify the investment objective of the Investment Objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

   For            Against        Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
or to modify subadvisory agreements without shareholder approval

 ..3,023,010      18,707         50,669          842,440

2.	To remove or amend the following fundamental
investment restrictions of the funds of the Phoenix
Asset Trust to conform to the standard
fundamental investment restrictions of the
Phoenix Funds

a. Investment of assets in a single open-end investment company

....3,010,286      28,726         53,374           842,440

b. Change of status as a diversified series

....2,958,977      82,206         51,202           842,440

c. Investment of more than 25% of assets in companies engaged in one industry

....2,947,986      93,458         50,942           842,440

d. Limits on borrowing

....2,949,483      85,630         57,272           842,440

e. Issuance of senior securities

....2,952,370     76,825         63,191            842,440

f. Underwriting activities

....2,964,309    77,484          50,593            842,440

g. Purchase and sale of real estate

....2,949,840    80,437          62,109           842,440

h. Purchase and sale of commodities and commodities contracts

....2,942,325    84,272          65,789           842,440

i. Limits on lending

 ..2,933,843    87,865          70,678           842,440

3.	Reclassify the investment objective of the
of the investment objective funds from
fundamental to non-fundamental

....2,703,199   327,755          61,431           842,440